ROGERS & WELLS
                       200 Park Avenue
                   New York, New York 10166
                       (212) 878-8000
                     FAX (212) 878-8375
WASHINGTON, D.C.                            LONDON
LOS ANGELES                                    FRANKFURT
PARIS                                             HONG KONG


                                    May 20, 1996


JP Realty, Inc.
35 Century Park-Way
Salt Lake City, Utah  84115

      Re:   JP Realty, Inc. - Registration Statement
            on Form S-3
            ----------------------------------------

Gentlemen:

      You have requested our opinion with respect to certain federal income tax matters in connection with the Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Registration Statement"), relating to JP Realty, Inc. (the "Company"). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

      In rendering the opinion stated below, we have examined and relied, with your consent, upon the following:

         (i)      The Registration Statement;

        (ii)      The Initial Prospectus of the Company, dated
                  January 13, 1994 (the "Initial Prospectus");

       (iii) The prior registration statement on Form S-3 filed with the Securities and Exchange
                  Commission dated August 1, 1995 (the "Shelf
                  Prospectus");

        (iv)      The Amended and Restated Agreement of Limited
                  Partnership of Price Development Company,
                  Limited Partnership (the "Operating Partner-ship");

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         (v)      The Agreement of Limited Partnership of Price
                  Financing Partnership, L.P. (the "Financing
                  Partnership");

        (vi) The Closing Agreement On Final Determination Covering Specific Matters between the Company and the Commissioner of Internal Revenue, dated July 17, 1995 (the "Closing Agreement"); and

       (vii) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

      In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (vi) the Company, the Operating Partnership and the Financing Partnership at all times have been and will continue to be organized and operated in accordance with the terms of such documents. We have further assumed the accuracy of the statements and descriptions of the Company's, the Operating Partnership's and the Financing Partnership's intended activities as described in the Registration Statement, the Initial Prospectus and the Shelf Prospectus and that the Company, the Operating Partnership and the Financing Partnership have operated and will continue to operate in accordance with the method of operation described in the Registration Statement, the Initial Prospectus and the Shelf Prospectus.

      For purposes of rendering the opinion stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations dated May 20, 1996 provided to us by the Company, the Operating Partnership and the Financing Partnership. These representations generally relate to the classification and operation of the Company as a REIT and the organization and operation of the Operating Partnership and the Financing Partnership.

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      Based upon and subject to the foregoing, we are of the
opinion that commencing with its taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT under the Code and that the proposed method of operation of the Company, the Operating Partnership and the Financing Partnership, as described in the Registration Statement, the Initial Prospectus and the Shelf Prospectus and as represented by the Company, the Operating Partnership and the Financing Partnership, will permit the Company to continue to so qualify.

      The opinion stated above represents our conclusions as to the application of federal income tax laws existing as of the date of this letter to the transactions contemplated in the Registration Statement and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinion. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues would not hold contrary to such opinion. Further, the opinion set forth above represents our conclusions based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinion referred to herein. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet, through actual annual operating results, requirements under the Code regarding income, assets, distributions and diversity of stock ownership. Because the Company's satisfaction of these requirements will depend on future events, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Federal Income Tax
Considerations" in the Registration Statement.

      We express no opinion as to any federal income tax issue or other matter except those set forth above.

                                    Very truly yours,

				   /s/ROGERS & WELLS

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